Exhibit 99.1

MTBC Reports Record First Quarter 2020 Revenue

Company Reports 45% Growth

SOMERSET, N.J., May 14, 2020 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the first quarter ended March 31, 2020. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

Highlights

●	Record revenue of $21.9 million, 45% growth over Q1 2019
●	GAAP net loss of $2.5 million, compared to a net loss of $296,000 in Q1 2019
●	Adjusted net income of $354,000, or $0.03 per share
●	Adjusted EBITDA of $767,000, 51% decrease from Q1 2019

“We are pleased to report a strong start to 2020, including a 45% year-over-year increase in first quarter revenue to $21.9 million, driven in large part by our acquisition earlier this year of CareCloud,” said Stephen Snyder, MTBC’s Chief Executive Officer. “While Covid-19 presents a myriad of challenges to the global community and our industry, we are thankful for the privilege of supporting thousands of healthcare provider heroes across the country who are serving our communities on the frontlines of this struggle.”

“Over the last fifteen years, we’ve honed our turnkey approach to identifying, acquiring, and turning-around distressed companies that are providing critical back-office support and healthcare technology solutions to physicians. As we’ve done so, we have become the leading acquirer of companies in our market segment. This growth vector has enabled us to achieve a 6-year CAGR of 35%, and we believe that current economic conditions will add further velocity to our acquisitive growth in the quarters ahead. Moreover, our MTBC Force offering has given us another avenue for partnering with other industry participants in a way that enables us to support their objectives and provide great service to customers while accelerating our growth. We are hopeful that these increased opportunities to add recurring revenue will offset the temporary, Covid-driven downward pressure on our revenue related to a reduced number of patient-physician encounters,” said Snyder.

In April, the Company raised net proceeds of approximately $19.1 million by selling additional shares of its non-convertible Series A Preferred Stock. “Raising additional capital further positions us to take advantage of the increasing number of opportunities in our market,” said Snyder.

First Quarter 2020 Financial Results

Revenue for the first quarter 2020 was $21.9 million, an increase of $6.8 million or 45% from the first quarter of 2019. Bill Korn, MTBC’s Chief Financial Officer noted: “First quarter 2020 results included those of CareCloud subsequent to its acquisition by MTBC on January 8, 2020. We added 700 practices with over 5,000 providers to our client base, 75% of which pay monthly SaaS-fees to use CareCloud’s award-winning cloud-based platform, and 25% of which also use revenue cycle management services in addition to SaaS.”

The first quarter 2020 GAAP net loss was $2.5 million, as compared to a net loss of $296,000 in the same period last year. The GAAP net loss reflects $1.3 million of non-cash depreciation and amortization expenses, $1.3 million of stock-based compensation, and $645,000 of integration and transaction costs related to recent acquisitions. The GAAP net loss was $0.42 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Bill Korn explained, “The short-term increase in our net loss was expected when we decided to buy CareCloud. When MTBC acquires businesses, we typically buy companies which are losing money, knowing that we will reduce their expenses dramatically over the next 12 months. This lets us pay significantly less than we would for profitable businesses, and we can attain a similar or better level of profitability after 2 to 3 quarters of ownership. Our acquisition of CareCloud fits into this pattern. CareCloud’s venture backers had invested well over $100 million developing an industry-acclaimed technology platform, but CareCloud lost over $21 million in 2019. We knew when we bought CareCloud that this would reduce MTBC’s profitability during first quarter 2020, but that we could reverse that trend quickly and turn this into a profitable acquisition, as we have done many times before.”

Non-GAAP adjusted net income for first quarter 2020 was $354,000, or $0.03 per share, and is calculated using the end-of-period common shares outstanding. “Since non-GAAP adjusted net income excludes non-cash amortization of purchased intangible assets, stock-based compensation, and integration, transaction and impairment costs, management finds that it better reflects our overall operational performance,” said Bill Korn.

Adjusted EBITDA for first quarter 2020 was $767,000, or 4% of revenue, compared to $1.6 million in the same period last year. MTBC’s adjusted EBITDA declined by approximately $813,000 from Q1 2019, in large part due to the CareCloud integration, but with the cost reductions which are now in place, CareCloud should not significantly reduce MTBC’s adjusted EBITDA during second quarter 2020.

Bill Korn explained MTBC’s typical methodology of cost reductions after an acquisition. “We go through a proven process of replacing offshore subcontractors and some U.S. employees with MTBC’s global team, using MTBC’s technology to streamline workflows and reducing the administrative burden of the U.S. team so they can focus on the client experience. We are employing a similar approach to reduce expenses during second and third quarter 2020, which we anticipate will return MTBC back to GAAP profitability while improving non-GAAP profitability and cash flows.”

“In the last four months we have wound down the expensive subcontractors hired by CareCloud, transitioning the work to our own offshore employees, which will generate savings of approximately $800,000 in CareCloud’s subcontractor costs by the second quarter while improving quality for our clients. We have also consolidated the U.S. employee base and generated more than $1.6 million in quarterly payroll reductions from Q4 2019 to Q1 2020. We anticipate at least another $600,000 in quarterly payroll cost reductions during second quarter, with possible further reductions in future quarters. We have decided to leverage CareCloud’s sales and marketing capabilities across our organization in order to drive higher organic growth in the future, and are not reducing this expense.”

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“There was an increase in non-cash depreciation and amortization starting Q1 2020, as part of the acquisition accounting. This non-cash cost does not impact our adjusted net income, adjusted EBITDA or cash flow, but it reduces GAAP net income and will persist throughout the year as required by GAAP.”

Cash Balance and Capital

As of March 31, 2020, the Company had approximately $8.4 million of cash. “MTBC used approximately $17 million of our year-end 2019 cash balance for the purchase of CareCloud, including approximately $5.1 million which was held back from the purchase price to fund CareCloud’s negative working capital. This $5.1 million was used to pay down some of CareCloud’s accounts payable during Q1, but in doing so, it is considered cash used in operations. That’s why our overall cash from operations was negative $3.9 million during Q1 2020.

During April 2020, the Company raised net proceeds of $19.1 million by issuing 828,000 shares of its non-convertible Series A Preferred Stock. The Series A Preferred Stock is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

2020 Full Year Guidance

MTBC previously provided and reaffirmed the following forward-looking guidance for the fiscal year ending December 31, 2020:

For the Fiscal Year Ending December 31, 2020
Forward-Looking Guidance

Revenue	$100 – $102 million
Adjusted EBITDA	$12 – $13 million

The Company still anticipates full year 2020 revenue of approximately $100 to $102 million, which represents growth of 55% to 58% over 2019 revenue. “Most of this growth is due to revenue from CareCloud customers. But now that we have a much stronger marketing and sales team as well as more cross-selling opportunities, we anticipate stronger organic growth than in the past,” said Bill Korn. “We had always planned for revenue to grow each quarter as we added more new clients, but with Covid-19 and the whole U.S. economy running at half speed during Q2, we are now planning for lower revenues in Q2 than we reported in Q1 based on lower patient visits nationwide. We assume easing restrictions will have no impact on Q2 revenue, but that visits return to normal in Q3 and Q4.”

Bill Korn continued, “We believe the current environment presents multiple avenues to achieve our annual revenue target, including additional MTBC Force partnerships, a wholesale form of organic revenue growth. We intend to deploy the capital we recently raised to close one or more potential acquisitions which are yet to be identified during the second half of the year, which means we now expect to exit 2020 at a higher revenue run rate than originally anticipated. This gives us confidence we can meet or exceed our $100 - $102 million guidance, depending on the magnitude and timing of potential acquisitions and other revenue drivers.”

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Adjusted EBITDA is still expected to be $12 to $13 million for full year 2020, growth of 48% to 60% over 2019 adjusted EBITDA, as the Company integrates the CareCloud acquisition. “The actions we have already taken will significantly reduce CareCloud’s operating expenses, consistent with previous acquisitions,” said Bill Korn. “While cost reductions taken after CareCloud would normally yield a significant increase in profitability in Q2, our reduced revenue based on lower patient visits due to Covid-19 plus our decision not to pause R&D or sales & marketing activities, means our Q2 adjusted EBITDA will probably be no better than break-even. We anticipate that CareCloud will add to MTBC’s overall adjusted EBITDA during Q3 and Q4, at a level sufficient for its impact to full year 2020 operating results to be accretive. We assume we will need to hit our adjusted EBITDA guidance without any acquisitions, and that any new acquisitions will not contribute significantly to 2020 profits. We can’t predict the impact of Covid-19, and will be flexible as we strive to achieve our revenue and adjusted EBITDA guidance, as we position the Company for significant growth and profitability in future years.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the 2019 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-317-5131 and referencing “MTBC First Quarter 2020 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10143789.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

Follow MTBC on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$8,395,321	$19,994,134
Accounts receivable - net of allowance for doubtful accounts of $505,000 and $256,000 at March 31, 2020 and December 31, 2019, respectively	9,315,411	6,995,343
Contract asset	2,884,737	2,385,334
Inventory	486,114	491,088
Current assets - related party	13,200	13,200
Prepaid expenses and other current assets	2,310,902	1,123,036
Total current assets	23,405,685	31,002,135
Property and equipment - net	3,447,181	2,907,516
Operating lease right-of-use assets	6,430,634	3,526,315
Intangible assets - net	17,337,093	5,977,225
Goodwill	38,351,775	12,633,696
Other assets	860,277	356,578
TOTAL ASSETS	$89,832,645	$56,403,465
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,762,423	$3,490,834
Accrued compensation	1,900,616	1,836,309
Accrued expenses	3,024,696	2,111,515
Operating lease liability (current portion)	2,824,729	1,688,772
Deferred revenue (current portion)	23,787	20,277
Accrued liability to related party	663	663
Notes payable (current portion)	183,152	283,675
Contingent consideration	1,050,000	-
Dividend payable	2,407,305	1,745,791
Total current liabilities	18,177,371	11,177,836
Notes payable	44,770	83,275
Borrowings under line of credit	9,750,000	-
Operating lease liability	4,208,244	2,040,772
Deferred revenue	195,789	18,745
Deferred tax liability	259,512	244,512
Total liabilities	32,635,686	13,565,140
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at March 31, 2020 and December 31, 2019; issued and outstanding 3,328,195 and 2,539,325 shares at March 31, 2020 and December 31, 2019, respectively	3,328	2,539
Common stock, $0.001 par value - authorized 29,000,000 shares at March 31, 2020 and December 31, 2019; issued 13,108,092 and 12,978,485 shares at March 31, 2020 and December 31, 2019, respectively; 12,367,293 and 12,237,686 shares outstanding at March 31, 2020 and December 31, 2019, respectively	13,108	12,979
Additional paid-in capital	86,853,138	69,403,366
Accumulated deficit	(27,577,315)	(25,075,545)
Accumulated other comprehensive loss	(1,433,300)	(843,014)
Less: 740,799 common shares held in treasury, at cost at March 31, 2020 and December 31, 2019	(662,000)	(662,000)
Total shareholders’ equity	57,196,959	42,838,325
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$89,832,645	$56,403,465

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019
NET REVENUE	$21,867,169	$15,080,211
OPERATING EXPENSES:
Direct operating costs	13,566,730	9,847,540
Selling and marketing	1,581,353	361,399
General and administrative	5,592,725	4,162,076
Research and development	2,333,126	254,656
Change in contingent consideration	-	(64,203)
Depreciation and amortization	1,332,786	756,740
Impairment charges	297,651	-
Total operating expenses	24,704,371	15,318,208
OPERATING LOSS	(2,837,202)	(237,997)
OTHER:
Interest income	37,757	78,200
Interest expense	(117,545)	(95,396)
Other income (expense) - net	445,143	(81,030)
LOSS BEFORE PROVISION FOR INCOME TAXES	(2,471,847)	(336,223)
Income tax provision (benefit)	29,923	(40,532)
NET LOSS	$(2,501,770)	$(295,691)

Preferred stock dividend	2,642,916	1,492,700
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,144,686)	$(1,788,391)

Net loss per common share: basic and diluted	$(0.42)	$(0.15)
Weighted-average common shares used to compute basic and diluted loss per share	12,310,818	11,946,003

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(2,501,770)	$(295,691)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,503,790	773,933
Lease amortization	683,817	393,210
Deferred revenue	(88,696)	(3,735)
Provision for doubtful accounts	281,096	4,599
Provision (benefit) for deferred income taxes	15,000	(55,532)
Foreign exchange (gain) loss	(423,710)	243,133
Interest accretion	167,064	120,051
Gain on sale of assets	2,293	(26,213)
Stock-based compensation expense	1,307,304	757,525
Change in contingent consideration	-	(64,203)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(302,448)	(480,992)
Contract asset	38,319	252,317
Inventory	4,974	80,218
Other assets	(109,720)	3,634
Accounts payable and other liabilities	(4,460,727)	(764,745)
Net cash (used in) provided by operating activities	(3,883,414)	937,509
INVESTING ACTIVITIES:
Capital expenditures - fixed assets	(539,204)	(510,938)
Capitalized software	(1,641,466)	-
Cash paid for acquisition (net)	(11,852,526)	-
Net cash used in investing activities	(14,033,196)	(510,938)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(1,981,402)	(1,474,715)
Settlement of tax withholding obligations on stock issued to employees	(819,761)	(872,083)
Repayments of notes payable, net	(139,251)	(84,629)
Contingent consideration payments	-	(154,844)
Proceeds from line of credit	9,750,000	-
Net cash provided by (used in) financing activities	6,809,586	(2,586,271)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(491,789)	213,864
NET DECREASE IN CASH	(11,598,813)	(1,945,836)
CASH - beginning of the period	19,994,134	14,472,483
CASH - end of the period	$8,395,321	$12,526,647
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock issued in connection with CareCloud acquisition	$19,000,000	$-
Vehicle financing obtained	$-	$24,909
Dividends declared, not paid	$2,407,305	$1,486,709
Warrants issued	$300,000	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$6,147	$34,689
Interest	$41,234	$17,049

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
Net revenue	$21,867	$15,080

GAAP net loss	(2,502)	(296)

Provision (benefit) for income taxes	30	(41)
Net interest expense	80	17
Foreign exchange (gain) loss / other expense	(424)	244
Stock-based compensation expense	1,307	758
Depreciation and amortization	1,333	757
Transaction and integration costs	645	205
Impairment charges	298	-
Change in contingent consideration	-	(64)
Adjusted EBITDA	$767	$1,580

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
Net revenue	$21,867	$15,080

GAAP net loss	(2,502)	(296)
Provision (benefit) for income taxes	30	(41)
Net interest expense	80	17
Other (income) expense - net	(445)	82
GAAP operating loss	(2,837)	(238)
GAAP operating margin	(13.0)%	(1.6)%

Stock-based compensation expense	1,307	758
Amortization of purchased intangible assets	1,015	486
Transaction and integration costs	645	205
Impairment charges	298	-
Change in contingent consideration	-	(64)
Non-GAAP adjusted operating income	$428	$1,147
Non-GAAP adjusted operating margin	2.0%	7.6%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended March 31,
	2020	2019
	($ in thousands)
GAAP net loss	$(2,502)	$(296)

Foreign exchange (gain) loss / other expense	(424)	244
Stock-based compensation expense	1,307	758
Amortization of purchased intangible assets	1,015	486
Transaction and integration costs	645	205
Impairment charges	298	-
Change in contingent consideration	-	(64)
Income tax expense (benefit) related to goodwill	15	(56)
Non-GAAP adjusted net income	$354	$1,277

End-of-period shares	12,367,293	12,009,742

Non-GAAP adjusted net income per share	$0.03	$0.11

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
GAAP net loss attributable to common shareholders, per share	$(0.42)	$(0.15)
Impact of preferred stock dividend	0.22	0.13
Net loss per end-of-period share	(0.20)	(0.02)

Foreign exchange (gain) loss / other expense	(0.03)	0.02
Stock-based compensation expense	0.11	0.06
Amortization of purchased intangible assets	0.08	0.04
Transaction and integration costs	0.05	0.02
Impairment charges	0.02	-
Change in contingent consideration	-	(0.01)
Income tax expense (benefit) related to goodwill	0.00	(0.00)
Non-GAAP adjusted net income per share	$0.03	$0.11

End-of-period shares	12,367,293	12,009,742

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Impairment charges. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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